Exhibit 10.1

EXECUTION VERSION

CONVEYANCE AND ASSIGNMENT AGREEMENT

This Conveyance and Assignment Agreement (this “Agreement”), dated as of the 3rd day of October, 2016 (the “Closing Date”), is entered into by and between Georgia Natural Gas Company, a Georgia corporation, (“GNGC”) and Piedmont Energy Company, a North Carolina corporation (“Piedmont”).

WHEREAS, Piedmont and GNGC are each Members of SouthStar Energy Services, LLC, a Delaware limited liability company (“SouthStar”);

WHEREAS, Piedmont has granted GNGC certain options to purchase its Company Interest in SouthStar and GNGC has exercised one such option under Section 12.5(b) of the LLC Agreement to purchase all of Piedmont’s Company Interest (the “Percentage Interest”) as provided herein (the “Transaction”);

WHEREAS, Piedmont and GNGC intend that the Closing Date be contemporaneous and concurrent with the date of consummation of Piedmont’s Change in Control; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning(s) ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of SouthStar dated as of September 1, 2013 (the “LLC Agreement”).

NOW THEREFORE, in consideration of the premises and the agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, GNGC and Piedmont agree as follows:

ARTICLE 1

1.1 Conveyance.

(a) Piedmont hereby grants, sells, transfers, assigns and conveys to GNGC, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Percentage Interest for one hundred sixty million dollars ($160,000,000.00) (the “Purchase Price”) in cash and other good and valuable consideration as set forth herein, the receipt and sufficiency of which are hereby acknowledged, and GNGC hereby accepts the Percentage Interest as of the Closing Date (the “Closing”).

(b) The Closing will occur on the Closing Date. On the Closing Date in accordance with the instructions provided by Piedmont, GNGC shall wire, or shall cause to be wired, in immediately available funds the Purchase Price and all amounts pursuant to Section 1.3 below to Piedmont.

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TO HAVE AND TO HOLD the Percentage Interest unto GNGC, its successors and assigns, together with all the rights and appurtenances thereto belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

1.2  Ownership of Percentage Interest and Disclaimer of Warranties.

(a)                           Other than (i) for restrictions under the LLC Agreement, Securities Act of 1933, as amended, and applicable state securities laws, Piedmont holds of record and owns beneficially all of the Percentage Interest, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands; and (ii) with respect to the Transaction, Piedmont is not a party to any option, warrant, purchase right, or other contract or commitment that would require Piedmont to sell, transfer, or otherwise dispose of the Percentage Interest. On the Closing Date, GNGC will acquire from Piedmont good and marketable title to the Percentage Interest, free and clear of all liens, claims, and encumbrances.

(b)                              EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.2(a) ABOVE, PIEDMONT IS CONVEYING THE PERCENTAGE INTEREST “AS IS,” WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH PIEDMONT HEREBY DISCLAIMS, AS TO TITLE OR ANY OTHER MATTER WHATSOEVER.

(c)                               Piedmont and GNGC agree that the disclaimers contained in this Section 1.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

1.3  Distribution of Company Income.  Concurrently with Piedmont receiving the Purchase Price for its Percentage Interest at Closing, SouthStar will distribute to Piedmont Piedmont’s share of unpaid and/or accrued Company Income and all other amounts due and owing to Piedmont through the Closing Date as indicated in the financial statements prepared by SouthStar as specified in Section 1.4 below. No other amounts shall be paid or distributed to Piedmont at Closing.

1.4  Financial Statements.

(a)                                To the extent reasonably practicable, no less than five (5) business days prior to the Closing Date, SouthStar shall prepare and deliver to Piedmont and GNGC unaudited preliminary financial statements for the period from January 1, 2016 through the end of the most recent calendar month preceding the Closing Date to assist with the proper implementation of this Agreement and the relevant portions of the LLC Agreement to the Transaction, including the distribution of Company Income as described in Section 1.3 of this Agreement.

(b)                                As soon as reasonably practicable after Closing, SouthStar shall cause the final 2016 financial statements for the period of January 1, 2016 through the Closing Date to be

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audited (the “Audited Stub Statements”) and delivered to Piedmont and GNGC; and Piedmont and GNGC agree to reconcile, and if necessary “true up,” the distribution of Company Income to Piedmont based on the Audited Stub Statements as soon as reasonably practicable after receipt thereof from SouthStar.

(c)                                 The financial statements specified in Sections 1.4 (a) and (b) above shall be prepared in accordance with the applicable provisions of the LLC Agreement, including Articles IV, X, and XI of the LLC Agreement. In connection with Section 1.3 above, this Section 1.4 and any other allocations or payments, following the Closing Date and continuing for a period of six (6) months after the date that SouthStar causes the Audited Stub Statements to be delivered to Piedmont and GNGC, Piedmont shall continue to have the same rights under Section 4.6 of the LLC Agreement as if it continued to be a Member.

1.5  Non-Solicitation of Employees.  Piedmont agrees, and at Closing will cause its parent company to agree, that neither Piedmont nor any of Piedmont’s Affiliates will solicit for employment any of those individuals employed by SouthStar listed on Exhibit A attached hereto (the “Covered SSE Employees”) for a period of thirty (30) months following the Closing Date; provided that, this shall not prevent Piedmont or its Affiliates or parent from (a) employing any SouthStar employee whose employment was terminated by SouthStar prior to commencement of employment discussions between Piedmont and such employee, and (b) placing any public advertisements or conducting any other form of general solicitation for employment that is not targeted at any of the Covered SSE Employees.

1.6  Release of Piedmont Option.  Piedmont hereby irrevocably and completely (a) releases and abandons the Piedmont C&I Option as defined in Section 7.4 of the LLC Agreement and (b) confirms that Piedmont has not exercised its option under Section 7.4 prior to the Closing.

1.7  Non-Compete.

(a)                                Piedmont hereby agrees and will cause its parent company to agree that neither Piedmont, its parent company, nor any of their Affiliates will compete with SouthStar for Target Customers in the Retail Territory for a period of thirty (30) months following the Closing Date.

(b)                                With respect to this Agreement, “Target Customers” shall have the same meaning as that set forth in Article I of the LLC Agreement, and the definition of “Retail Territory” in Article I of the LLC Agreement shall be revised to mean (i) the entire States of Georgia and Illinois, and (ii) in the State of Ohio, the certificated service territories of Vectren Energy, Dominion East Ohio, and Columbia Gas — Ohio as such certificated service territories exist as of the Closing Date.

(c)                                 Notwithstanding the foregoing, and as provided in Section 7.1(b) of the LLC Agreement, nothing shall preclude Piedmont or any of its present or future Affiliates from engaging in the purchase, transportation, supply, sale (and sales activities), marketing, storage and/or infrastructure development of liquefied natural gas, compressed natural gas and/or natural

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gas vehicle facilities and/or filling stations. Provided further, and notwithstanding Section 7.1(d) of the LLC Agreement, Piedmont and its present and future Affiliates shall not be precluded from (i) acquiring a Person or entity that has as an ancillary (but not primary) part of its business operations engaged in the purchase, transportation and sale of natural gas on a non-regulated basis for Target Customers located in the Retail Territory or (ii) engaging in such transactions directly or indirectly necessary to meet its or their obligation to provide service as mandated by a regulatory body (including, without limitation, such transactions for the purchase, transportation, supply, sale or storage of natural gas as it or they customarily engage in in the normal course of business) and to manage its or their system needs.

1.8  Communications Program.  Piedmont and GNGC will agree on the language of any press release or other public communication about this Agreement or the Closing of the Transaction.  Piedmont and GNGC acknowledge that each of their parent companies may file a Current Report on Form 8-K and/or make other necessary disclosures to the U.S. Securities and Exchange Commission regarding the Transaction and that such filings and/or disclosures require no prior approval from the other party.

1.9  Regulatory Consents/Approvals.  Piedmont agrees to reasonably cooperate with GNGC and SouthStar in obtaining all regulatory approvals or consents necessary to consummate the Transaction, including without limitation approval by the Georgia Public Service Commission.

1.10  Mutual Release.

(a)                                Piedmont, on behalf of itself and each of Piedmont’s Related Parties (collectively, the “Piedmont Releasing Parties”) hereby voluntarily and unconditionally release and forever discharge GNGC and each of GNGC’s Related Parties (collectively, the “GNGC Released Parties”) from any and all claims, demands, rights, actions, causes of action, damages, obligations, liabilities or injuries of any kind or nature whether arising under law or equity, whether known or unknown, whether asserted or unasserted, whether fixed or contingent, that any of the Piedmont Releasing Parties have or may have, now or in the future, that arise out of, relate to, or result from the LLC Agreement occurring from the beginning of time to the Closing Date, including any act or omission of the GNGC Released Parties to the extent relating to or arising under the LLC Agreement (the “Piedmont Released Claims”); provided, however, that the Piedmont Released Claims shall not include any claims arising out of (a) this Agreement or (b) the portions of the LLC Agreement that, by the terms of the LLC Agreement or this Agreement, survive Closing.

(b)                                GNGC, on behalf of itself and each of GNGC’s Related Parties (collectively, the “GNGC Releasing Parties”) hereby voluntarily and unconditionally release and forever discharge Piedmont and each of Piedmont’s Related Parties (collectively, the “Piedmont Released Parties”) from any and all claims, demands, rights, actions, causes of action, damages, obligations, liabilities or injuries of any kind or nature whether arising under law or equity, whether known or unknown, whether asserted or unasserted, whether fixed or contingent, that any of the GNGC Releasing Parties have or may have, now or in the future, that arise out of, relate to, or result from the LLC Agreement occurring from the beginning of time to the Closing

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Date, including any act or omission of the Piedmont Released Parties to the extent relating to or arising under the LLC Agreement (the “GNGC Released Claims”); provided, however, that the GNGC Released Claims shall not include any claims arising out of (a) this Agreement or (b) the portions of the LLC Agreement that, by the terms of the LLC Agreement or this Agreement, survive Closing.

(c)                                 For purposes of this Agreement, “Related Parties” means a Person’s past and present Affiliates, parent, members, managers, officers, directors, stockholders, partners, agents, employees, accountants, attorneys, representatives, personal representatives, estates, administrators, heirs, executors, trustees, predecessors, successor and assigns.

ARTICLE 2

MISCELLANEOUS

2.1  LLC Agreement and Withdrawal of Piedmont.

(a) Other than as expressly modified by this Agreement, all provisions, terms, conditions, rights and obligations of the LLC Agreement, including Section 12.6 of the LLC Agreement, remain unchanged, and are hereby reaffirmed.

(b) Upon Closing of the Transaction, as of the Closing Date, Piedmont will be a Withdrawing Member.

(c) Upon Closing of the Transaction, as of the Closing Date, (i) in accordance with the provisions of Section 12.7 of the LLC Agreement, SouthStar will immediately cease and discontinue using any and all Piedmont service marks and trade names, and (ii) that certain Service Mark License Agreement dated July 1, 1998 between Piedmont and GNGC, and all licenses granted thereunder, will terminate as of the Closing Date in accordance with the terms thereof.

2.2 Power of Attorney. Piedmont hereby constitutes and appoints GNGC, its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Piedmont, its successors and assigns, and for the benefit of GNGC, its successors and assigns, to demand and receive from time to time the Percentage Interest and to execute in the name of Piedmont and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of GNGC or Piedmont for the benefit of GNGC as may be appropriate, any and all proceedings at law, in equity or otherwise which GNGC, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Percentage Interest, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Percentage Interest and to do any and all such acts and things in furtherance of this Agreement as GNGC, its successors or assigns shall deem advisable. Piedmont hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are

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and shall be irrevocable and perpetual and shall not be terminated by any act of Piedmont, its successors or assigns or by operation of law.

2.3 Further Assurances. From time to time after the date hereof, and without any further consideration, Piedmont  shall execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure GNGC, its successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to GNGC or intended so to be and (ii) to more fully and effectively carry out the purposes and intent of this Agreement. GNGC shall cause SouthStar to perform all actions contemplated by, and in accordance with, this Agreement.

2.4 Termination of Letter Agreement. The Letter Agreement dated February 12, 2016 by and between GNGC and Piedmont is hereby terminated and shall have no further force or effect.

2.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

2.6 Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of law.

2.7 Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a “bill of sale” or “assignment” of the Percentage Interest.

(Signatures begin on following page)

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Closing Date.

Georgia Natural Gas Company

By:	/s/ Elizabeth W. Reese

Name:	Elizabeth W. Reese

Title:	EVP & CFO

Piedmont Energy Company

By:	/s/ Karl W. Newlin

Name:	Karl W. Newlin

Title:	Sr. Vice President

EXECUTION VERSION

Exhibit A

Covered SSE Employees

Mike Braswell

John Jamieson

Michael Nieman

Joe Monroe

Robert Cumbie

Jennifer Heuvelman

Brian Arnberger

Keith Gallagher

Steven White

Rob Cowhig

Scott Mosley

Chris Turner

EXECUTION VERSION

LIMITED LIABILITY COMPANY INTEREST POWER

FOR VALUE RECEIVED, Piedmont Energy Company hereby sells, assigns and transfers unto Georgia Natural Gas Company one hundred percent (100%) of its limited liability company interests (the “Interests”) in SouthStar Energy Services, LLC, a Delaware limited liability company (the “Company”), which Interests constitutes fifteen percent (15%) of the issued and outstanding limited liability company interests in the Company, standing in its name on the books of the Company, but otherwise uncertificated, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the Interests on the books of the Company with full powers of substitution in the premises.

Dated:	October 3, 2016

Piedmont Energy Company

		By:	/s/ Karl W. Newlin
		Name:	Karl W. Newlin
		Title:	Senior Vice President

In the presence of:

/s/ Eduardo Abrao-Netto